Exhibit 1.1

NEKTAR THERAPEUTICS

(a Delaware corporation)

9,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: March 8, 2004

i

NEKTAR THERAPEUTICS

(a Delaware corporation)

9,500,000 Shares of Common Stock

(Par Value $0.0001 Per Share)

UNDERWRITING AGREEMENT

March 8, 2004

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

Nektar Therapeutics, a Delaware corporation (the “Company”), confirms its agreement with Lehman Brothers Inc. (the “Underwriter”), with respect to the issue and sale by the Company and the purchase by the Underwriter of the number of shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 1,425,000 additional shares of Common Stock to cover over-allotments, if any.  The aforesaid 9,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 1,425,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-108859) covering the registration of the Securities, shares of its preferred stock, par value $0.0001 per share (the “Preferred Stock”), warrants and its debt securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement and, if required by Rule 424(b) (as defined below), a prospectus in accordance with the provisions of Rule 415 (“Rule 415”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Each prospectus, together with the related prospectus supplement, relating to the Securities, that was captioned “Subject to Completion” and that was used prior to the execution and delivery of this Agreement is herein called, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus.”  Such registration statement, including the exhibits thereto, schedules thereto, if any, and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus dated September 29, 2003, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and the final prospectus supplement (the “Prospectus Supplement”) relating to the offering of the Securities, each in the form first furnished to the Underwriter for use in connection with the offering of the Securities, are herein called, collectively, the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “disclosed,” “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.   Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i)                                     The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendments thereto became effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission and at the Closing Time (and, if any Option

Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  The documents filed with the Commission subsequent to December 31, 2003 and incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the respective times the Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendments thereto became effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)                               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a material adverse effect on the affairs, management, business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”)), and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

(iv)                              Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a Material Adverse Effect) and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Prospectus; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(v)                                 The authorized, issued and outstanding capital stock of the Company, as of December 31, 2003, is as set forth in the Company’s audited consolidated balance sheet as of December 31, 2003 incorporated by reference into the Prospectus from its Annual Report on Form 10-K for the year ended December 31, 2003 and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; the Common Stock and the other capital stock of the Company conform to the descriptions thereof contained in the Prospectus and the Registration Statement and such descriptions conform to the rights set forth in the instruments defining the same; the Securities have been duly and validly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; and the issuance of the Securities is not and will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(vi)                              The execution, delivery and performance of this Agreement by the Company and the issuance of the Securities and the consummation of the transactions contemplated hereby and in the Prospectus Supplement will not

(x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound or to which any of the properties or assets of the Company or any subsidiary is subject, (y) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or (z) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties or assets; and except such as have been already obtained under the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations and such as may be required under state securities or “blue sky” laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.

(vii)                           The Company has all necessary corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company and the transactions contemplated hereby have been duly authorized by the Company.

(viii)                        Except for the Rights Agreement, dated June 1, 2001, between the Company and Mellon Investor Services LLC., there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

(ix)                                Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the affairs, management, business, properties, financial condition, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except: (i) as described in the Prospectus, (ii) any grants under the Company’s employee stock plans in accordance with the terms of such plans as described in the Prospectus, or other shares of Common Stock (or rights to receive Common Stock) issued to service providers to the Company in the ordinary course of business (“Authorized Grants”), (iii) operating losses incurred in the ordinary course of business, and (iv) indebtedness incurred by the Company’s subsidiaries pursuant to outstanding lines of credit or other debt facilities not to exceed $10.0 million.

(x)                                   The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The selected and summary financial information, if any, included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

(xi)                                Ernst & Young LLP who certified the financial statements and supporting schedules, if any, included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(xii)                             The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, security interests, claims and defects, except with respect to lines of credit and loans not to exceed $20.0 million to be entered into by Nektar Therapeutics AL, Corporation (“Nektar Alabama”) and such as are described in the Prospectus or such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all real property and personal property held under lease or sublease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases (or subleases, as the case may be) that are in full force and effect, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.  Neither the Company nor any of its subsidiaries have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xiii)                          The Company and its subsidiaries carry, or are covered by, insurance as is customary for companies similarly situated and engaged in similar businesses in similar industries.

(xiv)                         The Company and its subsidiaries own, or possess adequate rights to use, all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their business, and have no reason to believe that the conduct of their business will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(xv)                            The Company and its subsidiaries own, or possess adequate rights to use, all material patents necessary for the conduct of their business.  Except as set forth in the Registration Statement or the Prospectus, no valid U.S. patent is, or to the knowledge of the Company would be, infringed by the activities of the Company or any of its subsidiaries in the manufacture, use, offer for sale or sale of any product or component thereof as described in the Registration Statement or the Prospectus.  The patent applications (the “Patent Applications”) filed by or on behalf of the Company and its subsidiaries described in the Registration Statement or the Prospectus have been properly prepared and filed on behalf of the Company and its subsidiaries; each of the Patent Applications and patents (the “Patents”) described in the Registration Statement or the Prospectus is assigned or licensed to the Company or its subsidiaries, and, except as set forth or contemplated in the Registration Statement or the Prospectus, no other entity or individual has any right or claim in any Patent, Patent Application or any patent to be issued therefrom; and, to the knowledge of the Company, each of the Patent Applications discloses potentially patentable subject matter.  There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities or, except as set forth or contemplated in the Registration Statement or the Prospectus, others.  The Company is not aware of, except as set forth or contemplated in the Registration Statement or the Prospectus, any claim by others that the Company or any of its subsidiaries is infringing or otherwise violating any patents or other intellectual property rights of others and is not aware of any rights of third parties to any of the Company’s or any of its subsidiaries’ Patent Applications, licensed Patents or licenses which could affect materially the use thereof by the Company or any of its subsidiaries.  Except as set forth in the Registration Statement or the Prospectus, the Company and its subsidiaries own or possess sufficient licenses or other rights to use all patents, trade secrets, technology and know-how necessary to conduct their business as described in the Prospectus.

(xvi)                         Except as disclosed in the Registration Statement or the Prospectus, the Company and its subsidiaries have filed with the Food and Drug Administration (the “FDA”) and the California Food and Drug Branch (“CFDB”) for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct their business as it is described in the Registration Statement and the Prospectus; the Company and its subsidiaries are in material compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations and all applicable FDA and CFDB rules and regulations, guidelines and policies, including, but not limited to, applicable FDA and CFDB rules, regulations and policies relating to current good manufacturing practice (“CGMP”) and current good laboratory practice (“CGLP”); the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation.

(xvii)                      The human clinical trials, animal studies and other preclinical tests conducted by the Company or any subsidiary or in which the Company or any subsidiary has participated that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus, and, to the knowledge of the Company, such studies and tests conducted on behalf of the Company or any of its subsidiaries, were and, if still pending, are being conducted in accordance with commonly used or appropriate experimental protocols, procedures and controls applied by research scientists generally in the preclinical or clinical study of new drugs; the descriptions or the results of such studies and tests contained in the Registration Statement and the Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement or the Prospectus; and neither the Company nor any of its subsidiaries has received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any animal studies or other preclinical tests or clinical studies conducted by or on behalf of the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has participated that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus.

(xviii)                   Except as disclosed in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are required to be disclosed in the Registration Statement or the Prospectus (including, without limitation, the documents incorporated or deemed to be incorporated by reference therein) or which might, if determined adversely to the Company or any subsidiary, have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in the Registration Statement or the Prospectus, threatened by others; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject (other than the Company’s or any subsidiary’s patent applications currently pending before the U.S. Patent and Trademark Office or before any foreign governmental authority that administers the registration of patents), which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix)                           Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which any properties or assets of the Company or any of its subsidiaries may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their properties or to the conduct of their business, except to the extent that any such default, event or violation described in the foregoing clauses (i), (ii) and (iii) would not have a Material Adverse Effect.

(xx)                              The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxi)                           The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.  The Company has timely and, except with respect to the failure to provide information with respect to certain change of control and severance arrangements with respect to J. Milton Harris, which information was subsequently provided in an amendment to the Company’s Form 10-K for the year ended December 31, 2002 filed prior to the date of this Agreement, properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Exchange Act and the Exchange Act Regulations.

(xxii)                        The Company and each of its subsidiaries, if applicable, have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof or have requested extensions thereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(xxiii)                     There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any predecessors in interest of the Company or any of its subsidiaries) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(xxiv)                    There are no contracts or other documents which would be required to be described in the Registration Statement or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

(xxv)                       There is no relationship, direct or indirect, between or among the Company or any of its subsidiaries, on the one hand, and the directors, executive officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that has not been so described and filed as required.

(xxvi)                    Since the date as of which information is given in the Prospectus through the date hereof, the Company has not (i) issued or granted any securities (other than Authorized Grants), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or referenced in clause (iv) of Section 1(a)(ix) above, (iii) entered into any material transaction not in the ordinary course of business, other than as referenced in clause (iv) of Section 1(a)(ix) above or (iv) declared or paid any dividend on its capital stock.

(xxvii)                 Except as disclosed in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company (except, in the case of options, any Authorized Grants), (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company’s certificate of incorporation or bylaws.

(xxviii)              The Company (i) makes and keeps materially accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(xxix)                      Neither the Company or any of its subsidiaries nor any director, officer, agent or employee acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxx)                         No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

(xxxi)                      The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii)                   The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with offering of the Securities.

(xxxiii)                No consent, approval or vote of the Company’s shareholders is necessary or required in connection with the offering, issuance or sale of the Securities.

(xxxiv)               Nektar Alabama is the Company’s only subsidiary that, for and as of the end of the most recent fiscal year as to which audited financial statements are included in the Prospectus, had revenues or total assets that exceeded 10% of the Company’s consolidated revenues for such fiscal year or total assets as of the end of such fiscal year.

(xxxv)                  All of the Company’s executive officers and directors are listed on Schedule C hereto.

SECTION 2.   Sale and Delivery to the Underwriter; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of the Underwriter.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 1,425,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared or paid by the Company on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised once in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (the “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, or at such other place as shall be agreed upon by the Underwriter and the Company, at 6:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the

Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on the Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by the Underwriter.

(d)                                 Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

SECTION 3.   Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 424(b) and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement and, if applicable, prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement and, if applicable, prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto and signed copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f)                                    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

(g)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)                                     Listing.  The Company will use its best efforts to effect and maintain the quotation of the Securities on The Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by The Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by The Nasdaq National Market.

(j)                                     During the period beginning on and including the date of this Agreement and ending on and including the day that is 90 days after the date of this Agreement (the “Lockup Period”), the Company will not, and will cause its directors and executive officers not to, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Restricted Securities”) or file any registration statement under the Securities Act with respect to any Restricted Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Restricted Securities, whether any such swap, agreement or other transaction described in clause (i) or (ii) above is to be settled by delivery of Restricted Securities, in cash or otherwise.  The restrictions of this Section 3(j) shall not apply to (s) sales of Common Stock by the Company’s directors and executive officers pursuant to 10b5-1 plans covering the Company’s securities as in effect on the date of this Agreement (provided that such plans may be amended subsequent to the date of this Agreement to increase the number of shares of Common Stock that may be sold under such plans so long as the increase in the number of shares of Common Stock that may be sold under all such plans by all of such executive officers or directors of the Company does not exceed 500,000 shares of Common Stock in the aggregate), (t) redemptions, exchanges or similar transactions relating to the Company’s outstanding 3.0% convertible subordinated notes due 2010 and the Company’s outstanding 6.75% convertible subordinated debentures due 2006, (u) the Securities to be sold to the Underwriter pursuant to this Agreement, (v) the issuance of shares of Common Stock or options to purchase shares of Common Stock pursuant to the Company’s employee benefit plans in effect on the date of this Agreement, (w) the issuance of shares of Common Stock upon exercise or conversion of any security outstanding on the date of this Agreement, (x) the issuance of shares of Common Stock or preferred stock in connection with private placements to strategic partners or as consideration for the Company’s acquisition of other companies or businesses, so long as the recipients of any such shares issued in such private placements deliver to the Underwriter an agreement to the effect described in the preceding sentence prior to the issuance of such shares but without any of the exceptions described in this sentence, (y) the filing of one or more registration statements in order to register the shares of Common Stock or preferred stock issued pursuant to clause (x) above, or (z) the filing of a registration statement by the Company in order to register securities for sale by the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, provided that no Restricted Securities registered pursuant to such registration statements is sold during the Lockup Period.  The Company further agrees to cause each executive officer and director of the Company to furnish to the Underwriter, prior to the Closing Time, a letter in the form attached hereto as Exhibit D.

(k)                                  Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.   Payment of Expenses.

(a)                                  Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses incurred in connection with the inclusion of the Securities in The Nasdaq National Market, and (x) the fees and expenses of any transfer agent or registrar for the Securities.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 8(a)(i) hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5.   Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder is subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, shall be effective on the date hereof and at Closing Time (and if any Option Securities are purchased, at the Date of Delivery), no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.  The Prospectus and any preliminary prospectus shall have been filed with the Commission in accordance with Rule 424(b).

(b)                                 No Misstatement or Omission.  The Underwriter shall not have discovered and disclosed to the Company that the Registration Statement, as of the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto became effective or as of the date that the Company’s most recent Annual Report on Form 10-K was filed with the Commission, contained an untrue statement of a material fact which, in the opinion of counsel to the Underwriter, is material or omitted to state any fact required to be stated therein or which is material and necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, contains any untrue statement of a fact which, in the opinion of counsel to the Underwriter, is material or omits to state any fact required to be stated therein or which is material and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                                  Proceedings, Legal Matters and Documents Required.  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement and the Prospectus or any amendment or supplement thereto, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel to the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Opinion of Counsel for Company.  At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Cooley Godward LLP, counsel for the Company, Paula Kasler, Associate General Counsel of the Company, and Bradley Arant Rose & White LLP, special Alabama counsel to the Company in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibits A, B and C hereto, respectively, and to such further effect as counsel to the Underwriter may reasonably request.

(e)                                  Opinion of Counsel for the Underwriter.  At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, with respect to this Agreement, the Securities, the Registration Statement and the Prospectus and such other matters as you may reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter.

(f)                                    Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)                                 Bring-down Comfort Letter.  At Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)                                 Officers’ Certificate.  The Underwriter shall have received a certificate, dated as of the Closing Time and delivered on behalf of the Company by its chief executive officer and its chief financial officer, in form and substance satisfactory to the Underwriter, to the effect that:

(i)                                     the representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct as of the date given and as of the date of such certificate, and the Company has complied in all material respects with its agreements contained in this Agreement to be performed prior to or on the date of such certificate;

(ii)                                  (A) neither the Company nor any of its subsidiaries has sustained, since the date of the last audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Prospectus and (y) for operating losses incurred in the ordinary course of business, and (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except as disclosed in the Prospectus and except for exercise of outstanding options described in the Prospectus or pursuant to Authorized Grants and as provided in clause (iv) of Section 1(a)(ix) above), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth or contemplated in the Prospectus;

(iii)                               such officers have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and, in their opinion (A) the Registration Statement, as of the effective date, as of the effective date of any Rule 462(b) Registration Statement, as of the effective date of any post-effective amendment to the Registration Statement and as of the date that the Company’s most recent Annual Report on Form 10-K was filed with the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading, (B) the Prospectus and any amendments or supplements thereto, as of its issue date and as of the date of such certificate, did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the date of the Prospectus Supplement, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus; and

(iv)                              no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, to their knowledge, or are pending or are contemplated by the Commission.

(i)                                     Approval of Listing.  At Closing Time, the Securities shall have been approved for inclusion in The Nasdaq National Market, subject only to official notice of issuance.

(j)                                     Lock-up Agreements.  At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

(k)                                  No Material Adverse Change.  (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (A) as set forth or contemplated in the Prospectus and (B) for operating losses incurred in the ordinary course of business, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except as disclosed in the Prospectus and except for exercise of outstanding options described in the Prospectus or pursuant to Authorized Grants and as provided in clause (iv) of Section 1(a)(ix) above), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities being delivered at the Closing Time or the Date of Delivery, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(l)                                     Conditions to Purchase of Option Securities.  In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Underwriter shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of Counsel for Company.  The favorable opinion of Cooley Godward LLP, counsel for the Company, Paula Kasler, Associate General Counsel of the Company, and Bradley Arant Rose & White LLP, special Alabama counsel to the Company, each in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iii)                               Opinion of Counsel for the Underwriter.  The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(iv)                              Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(m)                               Additional Documents.  At Closing Time and at the Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(n)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligation of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriter.

SECTION 6.   Indemnification.

(a)                                  The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Underwriter, officer, employee or controlling person may become subject:

(i)                                     insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in (1) the Registration Statement (or any amendment thereto) or the Prospectus (or in any amendment or supplement thereto), or (2) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a “Blue Sky Application”), or (B) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading; or

(ii)                                  to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c)) any such settlement is effected with the written consent of the Company, which consent will not be unreasonably withheld, and shall reimburse the Underwriter and each such officer, employee and controlling person promptly upon demand for any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter, except as reimbursement of such fees may be limited by Section 6(c)), reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto) or the Prospectus (or in any such amendment or supplement thereto), or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein and described in Section 7(b).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

(b)                                 The Underwriter shall indemnify and hold harmless, the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or in any amendment or supplement thereto), or in any Blue Sky Application, or

(ii)                                  the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein and described in Section 7(b), and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses (except as reimbursement may be limited by Section 6(c)) reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 6, if the Underwriter shall have reasonably concluded that there may be one or more legal defenses available to the Underwriter and its respective officers, employees and controlling persons that are different from or additional to those available to the Company and its officers, employees and controlling persons, the fees and expenses of a single separate counsel shall be paid by the Company.  No indemnifying party shall:

(i)                                     without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Section 6 and Section 7 hereof (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or

(ii)                                  be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld) but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

SECTION 7.   Contribution.

(a)                                  If the indemnification provided for in Section 6 hereof shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

(i)                                     in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities, or

(ii)                                  if the allocation provided by clause 7(a)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(a)(i) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, on the other hand, in each case as set forth on the cover of the Prospectus Supplement bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(a) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(a) shall be deemed to include, for purposes of this Section 7(a), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such litigation, investigation or proceeding by any governmental agency or body, or commenced or threatened action or claim.

Notwithstanding the provisions of this Section 7(a), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7(a), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(b)                                 The Underwriter confirms that the statements (i) in the first paragraph under the heading “Underwriting—Commissions and Expenses” in the Prospectus Supplement; (ii) in the first sentence in the first paragraph under the heading “Underwriting—Stabilization and Short Positions” in the Prospectus Supplement; and (iii) in the second and third paragraphs under the heading “Underwriting—Stabilization and Short Positions” in the Prospectus Supplement are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

SECTION 8.   Termination of Agreement.

(a)                                  Termination; General.  The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time and, if any Option Securities are to be purchased on a Date of Delivery which occurs after the Closing Time, the Underwriter may terminate its obligation to purchase such Option Securities, by notice to the Company, at any time on or prior to such Date of Delivery (i) if there has occurred any of the events described in Section 5(k), or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq National Market, or if trading generally on the American Stock Exchange or the New

York Stock Exchange or in The Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 9.   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to it at Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Matt Young, with a copy faxed to Lehman Brothers Inc. Legal Department at (646) 758-4216 and to Lehman Brothers Inc. Syndicate Department at (212) 526-3633; and notices to the Company shall be directed to it at Nektar Therapeutics, 150 Industrial Road, San Carlos, California 94070, Attention: Secretary.

SECTION 10.   Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 11.   GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 12.   Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,

NEKTAR THERAPEUTICS

		By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.

By:	/s/ Matthew P. Young
	Name:		Matthew P. Young
	Title:		Managing Director

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Lehman Brothers Inc.	9,500,000

Total	9,500,000

Sch A-1

SCHEDULE B

NEKTAR THERAPEUTICS

9,500,000 Shares of Common Stock
(Par Value $0.0001 Per Share)

1.                                       The initial public offering price per share for the Securities shall be $21.00.

2.                                       The purchase price per share for the Securities to be paid by the Underwriter shall be $20.71, being an amount equal to the initial public offering price per share set forth above less $0.29 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared or paid by the Company on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

List of executive officers and directors
subject to lock-up

1.	Robert Chess

2.	John S. Patton

3.	Ajit S. Gill

4.	Mel Perelman*

5.	Susan Wang

6.	Chris A. Kuebler

7.	Roy A. Whitfield*

8.	Irwin Lerner

9.	Michael A. Brown

10.	Ajay Bansal

*To be delivered after Closing Time.

Sch C-1

Exhibit A

FORM OF OPINION OF COOLEY GODWARD LLP
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

We have acted as counsel for Nektar Therapeutics, a Delaware corporation (the “Company”), in connection with the issuance and sale of 9,500,000 shares of Common Stock of the Company being sold by the Company pursuant to that certain Purchase Agreement dated March 8, 2004 (the “Agreement”), between you (the “Underwriter”) and the Company.  We are rendering this opinion pursuant to Section 5(d) of the Agreement.  Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in, and made pursuant to, the Agreement and the Prospectus by the various parties, and have examined and relied as to factual matters upon the originals or copies, certified to our satisfaction, of such records, documents, certificates,  memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to verify independently such matters.  Where we render an opinion “to the best of our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (other than the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Agreement is an obligation binding upon each of the parties thereto other than the Company; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

Our opinions are expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware (the “DGCL”).  We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion and, except as set forth in the penultimate paragraph herein, we are not providing any assurance as to compliance with any antifraud law or antifraud rule or regulation relating either to securities or to the sale or issuance thereof.

Our opinion is limited and qualified by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to law or public policy.

With regard to our opinion in paragraph 1 with respect to the good standing of the Company, in the State of Delaware, we have relied solely upon a certificate of the Secretary of State of Delaware as of a recent date, and we have, at a minimum, obtained confirmation of good standing on the business day immediately preceding the date hereof.

With regard to our opinion in paragraph 3 below with respect to the Company’s qualifications to do business as a foreign corporation, we have relied solely on (i) a certificate of an officer of the Company as to the states in which the Company owns or leases property or otherwise has any assets, employees or representatives authorized to bind it by contract, (ii) a certificate of an officer of the Company that the Company has not been requested by the authorities of any state to qualify as a foreign corporation for the transaction of business in that state, and (iii) an examination of certificates of good standing or documents of similar import issued by the jurisdictions indicated in the officer’s certificate referred to in clause (i) of this paragraph and, in the case of California, a certificate as to payment of franchise taxes issued by the California Franchise Tax Board, and with respect to the Company’s good standing in and payment of franchise taxes to the State of California, we have, at a minimum, obtained confirmation of good standing and payment of franchise taxes on the business day immediately preceding the date hereof; we have made no further investigation.

Our opinion expressed in paragraph 7 below is based upon inquiry, which has been limited to (i) obtaining a certificate from an officer of the Company to the effect that there are no legal proceedings pending or threatened of the type described in paragraph 7, (ii) reviewing our files respecting all pending litigation matters to determine that we are not acting as counsel of record for the Company, and (iii) an inquiry of attorneys within this firm who perform legal services for the Company as to whether they are aware of any such pending or threatened action.  We have made no further investigation.

With respect to our opinion in paragraph 10 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and have relied as to matters of fact on a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8; we have made no further inquiry.

With regard to our opinion in paragraph 13 below, we have relied solely on telephone confirmation from the Commission that the Registration Statement has been declared effective, and that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or are overtly threatened before or by the Commission; we have made no further investigation.

On the basis of the foregoing, and in reliance thereon and with the foregoing qualifications, Cooley Godward LLP is of the opinion that:

1.               The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.               The Company has the requisite corporate power to own its property and assets and to conduct its business as described in the Prospectus.

3.               The Company is qualified as a foreign corporation to do business and is in good standing (A) in the State of California and (B) to the best of our knowledge, in each other jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where, in the case of clause (B), any statutory fines or penalties or any corporate disability imposed for the failure to qualify would have a Material Adverse Effect.

4.               The Initial Securities have been duly authorized and, upon delivery to the Underwriter against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and the issuance of the Initial Securities is not subject to any preemptive rights or other similar rights of any security holder of the Company arising under or pursuant to the DGCL, the Company’s certificate of incorporation or bylaws.

5.               The Initial Securities conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock—Common Stock”.

6.               There is no restriction upon the voting or transfer of any shares of Common Stock (including the Initial Securities) pursuant to the Company’s certificate of incorporation or bylaws.

7.               To the best of our knowledge and other than as set forth in the Prospectus, there is no action, proceeding or investigation pending or overtly threatened against the Company or any of its subsidiaries before or by any court or administrative agency or authority that questions the validity of the Agreement or the Initial Securities or that might materially and adversely affect the consummation of the transactions contemplated by the Agreement or the performance by the Company of its obligations thereunder or might result in a Material Adverse Effect.

8.               The execution, delivery and performance of the Agreement by the Company and the issuance of the Securities pursuant thereto do not violate any provision of the Company’s certificate of incorporation or bylaws, and, to the best of our knowledge, do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or any of its subsidiaries or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company or any of its subsidiaries.

9.               All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications required to be obtained by the Company with, any regulatory authority or governmental body in the United States required for the issuance of the Initial Securities, have been made or obtained, except (a) as may be required under state securities or “Blue Sky” laws in connection with the distribution of the Initial Securities (as to which we express no opinion) and (b) as may be required by the rules and regulations of the NASD (as to which we express no opinion).

10.         The Company is not required and will not be, as a result of the consummation of the transactions contemplated by the Agreement, and application of the net proceeds from the issuance of the Initial Securities as described in the Prospectus, required, to register as an “investment company,” within the meaning of the Investment Company Act.

11.         The Company has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and to issue, sell and deliver the Initial Securities pursuant to the Agreement.

12.         The Agreement has been duly authorized, executed and delivered by the Company.

13.         The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

14.         The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus, excluding the documents incorporated or deemed to be incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated or deemed to be incorporated by reference  therein, as of their respective effective or issue dates, as the case may be, and in the case of the Registration Statement, as of the date the Company’s most recent Annual Report on Form 10-K was filed with the Commission (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

15.         The documents filed by the Company with the Commission subsequent to December 31, 2003 and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

*    *    *    *

During the course of preparing the Registration Statement and Prospectus we participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus were discussed.  We did not participate in the preparation of any of the reports filed by the Company with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the Prospectus Supplement (the “Exchange Act Reports”); however, during the course of the preparation of the Prospectus Supplement, we reviewed the Exchange Act Reports with you and your counsel and participated in conferences with you and your counsel and with officers and other representatives of the Company at which the contents of the Exchange Act Reports were discussed.  While we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement (excluding all documents incorporated by reference therein other than the Exchange Act Reports), as of the date that the Company’s most recent Annual Report on Form 10-K was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (excluding all documents incorporated by reference therein other than the Exchange Act Reports) or any supplement thereto, at the date of the Prospectus Supplement or any supplement thereto, and at any time thereafter up to and including the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we make no statement with respect to the financial statements and schedules and other financial and statistical data included in or incorporated by reference in the Registration Statement or Prospectus).

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP

By:

Exhibit B

FORM OF OPINION OF PAULA KASLER, TO BE DELIVERED
PURSUANT TO SECTION 5(b)

(i)                                     The authorized, issued and outstanding capital stock of the Company, as of December 31, 2003, is as set forth in the Company’s audited consolidated balance sheet as of December 31, 2003 incorporated by reference in the Prospectus from its Annual Report on Form 10-K for the year ended December 31, 2003 and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

(ii)                                  Except as disclosed in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase from the Company, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to any agreement or other instrument to which the Company or any of its subsidiaries is a party known to me; the issuance and sale of the Securities, will not be subject to the preemptive or other similar rights of any securityholder of the Company;

(iii)                               The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated thereby (i) do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (ii) do not result in any violation of any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over Nektar Alabama or any of the properties or assets of Nektar Alabama; and

(iv)                              All of the issued and outstanding capital stock of Nektar Alabama is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Time or the Date of Delivery, as the case may be, in form and substance satisfactory to the Underwriter, to the effect that she has no reason to believe that the statements under the captions “Risk Factors—Risks Relating to Our Business—If any of our patents are invalid or pending patents do not issue or following issuance are deemed not valid, then we may lose key intellectual property right protection. If our products infringe on third-party’s rights, then we will suffer adverse effects on our ability to develop and commercialize products as well as our revenues and results of operations.” in the Prospectus, and “Item 1. Business—Patents and Proprietary Rights” in the Company’s most recent Form 10-K, as of their respective dates or as of the Closing Time or such Date of Delivery, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a

B-1

material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

B-2

Exhibit C

FORM OF OPINION OF BRADLEY ARANT ROSE & WHITE LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i)                                     Nektar Alabama has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama and has all corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged, as described in the Prospectus; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of Nektar Alabama has been duly authorized and validly issued, is fully paid and non-assessable and, based on the stock ledger of Nektar Alabama, is owned by the Company, directly or through subsidiaries; and to our knowledge, none of the outstanding shares of capital stock of Nektar Alabama was issued in violation of the preemptive or similar rights of any securityholder of Nektar Alabama; and

(ii)                                  The execution, delivery and performance of the Underwriting Agreement and the issuance and sale of the Securities and the consummation of the transactions contemplated thereby by the Company do not result in any violation of the provisions of the articles of incorporation or bylaws of Nektar Alabama.

C-1

Exhibit D

Dated as of March 8, 2004

Lehman Brothers Inc.

745 Seventh Avenue
New York, New York  10019

Re:                               Proposed Offering by Nektar Therapeutics

Ladies and Gentlemen:

The undersigned, a stockholder and/or a director and/or an officer of Nektar Therapeutics, a Delaware corporation (the “Company”), understands that Lehman Brothers Inc. (“Lehman”) proposes to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the offering of shares of common stock (“Common Stock”) of the Company on the terms and subject to the conditions set forth in the Underwriting Agreement.

In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or a director and/or an officer of the Company, as the case may be, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Lehman that, during a period commencing on and including the date of the Underwriting Agreement through and including the day that is 90 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Lehman, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise dispose of or transfer, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request or cause any registration statement under the Securities Act of 1933, as amended, to be filed with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap, agreement or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the foregoing restrictions in clauses (i) and (ii) above shall not apply to  (A) donations of Common Stock to charitable organizations consistent with past practices by the undersigned or (B) sales of Common Stock by the undersigned pursuant to 10b5-1 plans of the undersigned covering the Company’s securities as in effect on the date of the Underwriting Agreement (provided that the undersigned’s 10b5-1 plans may be amended subsequent to the date of the Underwriting Agreement to increase the number of shares of Common Stock that may be sold thereunder so long as (A)  the increase in the number of shares of Common Stock that may be sold by the undersigned pursuant to all of the undersigned’s 10b5-1 plans plus (B) in the event that the 10b5-1 plans of any other officers or directors of the Company who are subject to agreements that are substantially similar to this agreement (the “Other 10b5-1 Plans”) are amended subsequent to the date of the Underwriting Agreement to increase the number of shares of Common Stock that may be sold thereunder, the increase in the total number of shares of Common Stock that may be sold pursuant to all such Other 10b5-1 Plans, does not exceed 500,000 shares of Common Stock in the aggregate).

[Signature Page Follows]

Very truly yours,

Signature:

Print Name: